News Release

Unisys Announces Third-Quarter 2017 Financial Results and Reaffirms Full-Year Financial Guidance

3Q 17

•	Total revenue of $666 million, flat on a sequential basis, an approximately 2 percent year-over-year decline

•	Technology revenue up 10 percent year-over-year to $91 million

•
Services revenue of $576 million, a 4 percent year-over-year decline; Services operating profit margin of 3 percent, a 480 basis point sequential improvement and a 60 basis point year-over-year improvement

•
Operating profit margin of (4) percent, relative to (1) percent in the prior-year period; non-GAAP operating profit margin(4) of 7.3 percent, up 370 basis points sequentially and up 60 basis points year-over-year

•	Services backlog up 1 percent sequentially at $3.7 billion

•	Unisys reaffirms full-year 2017 guidance for revenue of $2.65-2.75 billion, non-GAAP operating profit margin of 7.25-8.25 percent and adjusted free cash flow of $130-170 million

BLUE BELL, Pa., October 30, 2017 - Unisys Corporation (NYSE: UIS) today reported third-quarter 2017 financial results. The company’s revenue for the third quarter was $666 million, flat on a sequential basis and an approximately 2 percent year-over-year decline (4 percent decline on a constant-currency(2) basis), an improvement of 510 basis points versus the rate of decline in the prior-year period. Technology revenue was up 10 percent year-over-year. Services revenue saw a 4 percent year-over-year decline (a 420 basis point improvement relative to the rate of decline in the prior year), and Services operating margin was up 480 basis points sequentially and up 60 basis points year-over-year to 3 percent.

“We are pleased with the revenue trends we saw in the third quarter, as well as new business TCV,” said Unisys President and CEO Peter Altabef. “While we still need to make additional progress on improving the profitability of our Services business, we are encouraged by the improvement we made on that front this quarter.”

Summary of Third Quarter 2017 Business Results
Company:

Third quarter revenue of $666 million was flat on a sequential basis and an approximately 2 percent year-over-year decline (4 percent year-over-year decline on a constant-currency basis), an improvement of 510 basis points versus the rate of decline in the prior-year period. Third quarter operating profit margin was (4) percent, which includes cost-reduction and other charges and pension expense, relative to (1) percent in the prior-year period. Non-GAAP operating profit margin was 7.3 percent, up 370 basis points sequentially and up 60 basis points year-over-year.

Net loss attributable to Unisys Corporation common stockholders for the third quarter was $41 million, versus a net loss of $28 million in the prior-year period. Adjusted EBITDA(5) for the third quarter was $89 million, up 1 percent year-over-year. Adjusted EBITDA margin for the third quarter was 13 percent, up 50 basis points relative to the prior-year period.

In the third quarter 2017, operating cash flow was $54 million, relative to $46 million in the prior-year period. The company generated free cash flow(3) of $7 million in the third quarter, versus $9 million in the third quarter 2016. Adjusted free cash flow(6) in the third quarter was $67 million, versus $72 million in the prior-year period. Although operating cash flow was up year-over-year, free cash flow and adjusted free cash flow were impacted by higher year-over-year capital expenditures related to updating systems in our check-processing JV in the UK. Excluding these expenditures, free cash flow and adjusted free cash flow would have been up year-over-year.

Total TCV(1) was down 44 percent year-over-year, largely due to a tough compare resulting from a large 12-year contract signed in the third quarter 2016. New business TCV was up 38 percent year-over-year for the third quarter.

At September 30, 2017, the company had $599 million in cash and cash equivalents. On October 5, 2017, the company entered into a new 5-year $125 million revolving credit facility to replace the previous facility, which was due to expire June 2018.

Services:

Services revenue of $576 million, which represented 86 percent of third quarter total revenue, saw a 4 percent year-over-year decline as reported (a 420 basis point improvement relative to the rate of decline in the prior year) and a decline of 5 percent in constant-currency. Services backlog ended the third quarter at $3.7 billion, up 1 percent sequentially. Services gross margin was up 240 basis points sequentially, although down 20 basis points year-over-year to 16 percent. Services operating profit margin was 3 percent, up 480 basis points sequentially, reflective of changes implemented in the third quarter of 2017 and up 60 basis points year-over-year.

Technology:

Technology revenue in the third quarter was up 10 percent year-over-year as reported and in constant currency to $91 million, which represented 14 percent of total third-quarter revenue. Technology gross margin for the third quarter was 53 percent, versus 60 percent in the prior-year period, and Technology operating profit margin was 31 percent, relative to 32 percent in the prior-year period. Technology margins were lower year-over-year largely due to higher sales of lower-margin hardware and third-party products.

Key Third-Quarter Contract Signings:
The company in the third quarter entered into several key contracts in each of its sectors including the following:

•
U.S. Federal: In collaboration with a partner, Unisys won an engagement to implement a Unisys Stealth® pilot solution to provide micro-segmentation capability for the U.S. Navy in its data center environment.

•
Public: One of the biggest Wastewater Treatment Companies in Brazil renewed and expanded a five-year contract with Unisys to continue providing ClearPath ForwardTM and data analytics services software licensing, support and maintenance services, as well as implementation of a backup virtual tape library and disaster recovery management services.

•	Commercial: Unisys signed a new contract with a leading European airline group for business consultancy and Unisys’ AirCore passenger service solutions.

•
Financial Services: A New Zealand bank engaged Unisys to manage and maintain their core banking applications - designed to better integrate within the banks’ digital channels - as well as set up a disaster recovery system.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts including option years and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (GAAP), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(3) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(4) Non-GAAP operating profit - The company recorded pretax pension expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(5) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(6) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

(7) Non-GAAP diluted earnings per share - The company has recorded pension expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

About Unisys
Unisys is a global information technology company that specializes in providing industry-focused solutions integrated with leading-edge security to clients in the government, financial services and commercial markets. Unisys offerings include security solutions, advanced data analytics, cloud and infrastructure services, application services and application and server software. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include the company’s ability to effectively anticipate and respond to volatility and rapid technological innovation in its industry; the company’s ability to improve margins in its services business; the company’s ability to sell new products while maintaining its installed base in its technology business; the company’s ability to access financing markets to refinance its outstanding debt; the company’s ability to realize anticipated cost savings and to successfully implement its cost reduction initiatives to drive efficiencies across all of its operations; the company’s significant pension obligations and requirements to make significant cash contributions to its defined benefit plans; the company’s ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of the company’s revenue is derived from international operations; the potential adverse effects of aggressive competition in the information services and technology marketplace; the company’s ability to retain significant clients; the company’s contracts may not be as profitable as expected or provide the expected level of revenues; cybersecurity breaches could result in significant costs and could harm the company’s business and reputation; a significant disruption in the company’s IT systems could adversely affect the company’s business and reputation; the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines; the potential for intellectual property infringement claims to be asserted against the company or its clients; the possibility that pending litigation could affect the company’s results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 1030/9550

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Services	$575.5	$600.9	$1,735.6	$1,809.8
Technology	90.8	82.4	261.4	289.2
	666.3	683.3	1,997.0	2,099.0
Costs and expenses
Cost of revenue:
Services	539.7	531.3	1,570.9	1,594.1
Technology	40.5	30.4	117.3	106.5
	580.2	561.7	1,688.2	1,700.6
Selling, general and administrative	102.3	120.0	325.6	345.8
Research and development	10.8	11.4	37.7	40.5
	693.3	693.1	2,051.5	2,086.9
Operating profit (loss)	(27.0)	(9.8)	(54.5)	12.1
Interest expense	16.4	7.7	36.4	19.9
Other income (expense), net	3.0	2.3	(8.6)	3.7
Loss before income taxes	(40.4)	(15.2)	(99.5)	(4.1)
Provision for income taxes	12.5	9.9	21.6	34.2
Consolidated net loss	(52.9)	(25.1)	(121.1)	(38.3)
Net income (loss) attributable to noncontrolling interests	(11.8)	3.1	(5.3)	8.2
Net loss attributable to Unisys Corporation common shareholders	$(41.1)	$(28.2)	$(115.8)	$(46.5)
Loss per share attributable to Unisys Corporation
Basic	$(0.81)	$(0.56)	$(2.30)	$(0.93)
Diluted	$(0.81)	$(0.56)	$(2.30)	$(0.93)
Shares used in the per share computations (in thousands):
Basic	50,471	50,082	50,388	50,052
Diluted	50,471	50,082	50,388	50,052

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended September 30, 2017
Customer revenue	$666.3	$—	$575.5	$90.8
Intersegment	—	(4.4)	—	4.4
Total revenue	$666.3	$(4.4)	$575.5	$95.2
Gross profit percent	12.9%		16.5%	53.3%
Operating profit (loss) percent	(4.1)%		3.2%	31.1%
Three Months Ended September 30, 2016
Customer revenue	$683.3	$—	$600.9	$82.4
Intersegment	—	(5.8)	—	5.8
Total revenue	$683.3	$(5.8)	$600.9	$88.2
Gross profit percent	17.8%		16.7%	59.8%
Operating profit (loss) percent	(1.4)%		2.6%	32.3%

	Total	Eliminations	Services	Technology
Nine Months Ended September 30, 2017
Customer revenue	$1,997.0	$—	$1,735.6	$261.4
Intersegment	—	(15.1)	—	15.1
Total revenue	$1,997.0	$(15.1)	$1,735.6	$276.5
Gross profit percent	15.5%		16.3%	53.2%
Operating profit (loss) percent	(2.7)%		2.1%	27.8%
Nine Months Ended September 30, 2016
Customer revenue	$2,099.0	$—	$1,809.8	$289.2
Intersegment	—	(17.3)	—	17.3
Total revenue	$2,099.0	$(17.3)	$1,809.8	$306.5
Gross profit percent	19.0%		15.9%	60.2%
Operating profit percent	0.6%		1.8%	36.0%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$598.7	$370.6
Accounts and notes receivable, net	511.8	505.8
Inventories:
Parts and finished equipment	17.7	14.0
Work in process and materials	15.1	15.0
Prepaid expenses and other current assets	118.8	121.9
Total current assets	1,262.1	1,027.3
Properties	915.4	886.6
Less-Accumulated depreciation and amortization	766.7	741.3
Properties, net	148.7	145.3
Outsourcing assets, net	190.6	172.5
Marketable software, net	136.4	137.0
Prepaid postretirement assets	47.9	33.3
Deferred income taxes	150.8	146.1
Goodwill	181.2	178.6
Restricted cash	21.3	30.5	*
Other long-term assets	157.9	151.0	*
Total assets	$2,296.9	$2,021.6
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$11.3	$106.0
Accounts payable	195.5	189.0
Deferred revenue	326.9	337.4
Other accrued liabilities	387.8	349.2
Total current liabilities	921.5	981.6
Long-term debt	631.5	194.0
Long-term postretirement liabilities	2,195.2	2,292.6
Long-term deferred revenue	108.3	117.6
Other long-term liabilities	90.3	83.2
Commitments and contingencies
Total deficit	(1,649.9)	(1,647.4)
Total liabilities and deficit	$2,296.9	$2,021.6

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Consolidated net loss	$(121.1)	$(38.3)
Adjustments to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency transaction (gains) losses	(0.5)	0.4
Non-cash interest expense	6.9	4.9
Loss on debt extinguishment	1.5	—
Employee stock compensation	8.6	7.7
Depreciation and amortization of properties	29.6	28.6
Depreciation and amortization of outsourcing assets	39.3	39.7
Amortization of marketable software	47.1	48.0
Other non-cash operating activities	3.3	1.4
Loss on disposal of capital assets	4.5	2.0
Pension contributions	(110.8)	(104.0)
Pension expense	69.4	63.0
Decrease (increase) in deferred income taxes, net	2.3	(2.7)
Changes in operating assets and liabilities:
Receivables, net	3.1	59.9
Inventories	(2.6)	5.5
Accounts payable and other accrued liabilities	(15.3)	(44.9)	*
Other liabilities	(21.8)	10.5
Other assets	20.2	21.3	*
Net cash (used for) provided by operating activities	(36.3)	103.0	*
Cash flows from investing activities
Proceeds from investments	3,663.5	3,307.3
Purchases of investments	(3,632.8)	(3,331.6)
Investment in marketable software	(46.6)	(47.1)
Capital additions of properties	(21.8)	(18.3)
Capital additions of outsourcing assets	(60.1)	(41.4)
Other	(0.8)	(0.8)	*
Net cash used for investing activities	(98.6)	(131.9)	*
Cash flows from financing activities
Proceeds from issuance of long-term debt	445.0	213.5
Payments for capped call transactions	—	(27.3)
Issuance costs relating to long-term debt	(12.1)	(7.3)
Payments of long-term debt	(98.4)	(2.1)
Payments of short-term borrowings	—	(65.8)
Other	0.2	(0.4)	*
Net cash provided by financing activities	334.7	110.6	*
Effect of exchange rate changes on cash, cash equivalents and restricted cash	19.1	(2.3)	*
Increase in cash, cash equivalents and restricted cash	218.9	79.4	*
Cash, cash equivalents and restricted cash, beginning of period	401.1	396.8	*
Cash, cash equivalents and restricted cash, end of period	$620.0	$476.2	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2017	2016	2017	2016
	GAAP net loss attributable to Unisys Corporation common shareholders	$(41.1)	$(28.2)	$(115.8)	$(46.5)

Cost reduction and other expense:	pretax	46.1	34.6	100.5	71.7
	tax benefit	(1.2)	(2.6)	(10.2)	(4.7)
	net of tax	44.9	32.0	90.3	67.0
	minority interest	(11.1)	—	(11.1)	—
	net of minority interest	33.8	32.0	79.2	67.0

Pension expense:	pretax	23.6	21.2	69.4	63.0
	tax (benefit) provision	(0.1)	0.3	1.7	0.9
	net of tax	23.5	21.5	71.1	63.9

	Non-GAAP net income attributable to Unisys Corporation common shareholders	16.2	25.3	34.5	84.4

	Add interest expense on convertible notes	4.8	4.6	14.2	9.9

	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$21.0	$29.9	$48.7	$94.3

	Weighted average shares (thousands)	50,471	50,082	50,388	50,052

Plus incremental shares from assumed conversion:
	Employee stock plans	241	226	308	175
	Convertible notes	21,868	21,868	21,868	15,685

	Non-GAAP adjusted weighted average shares	72,580	72,176	72,564	65,912

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net loss attributable to Unisys Corporation for diluted earnings per share	$(41.1)	$(28.2)	$(115.8)	$(46.5)

	Divided by adjusted weighted average shares	50,471	50,082	50,388	50,052

	GAAP diluted loss per share	$(0.81)	$(0.56)	$(2.30)	$(0.93)

	Non-GAAP basis
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$21.0	$29.9	$48.7	$94.3

Divided by Non-GAAP adjusted weighted average shares		72,580	72,176	72,564	65,912

Non-GAAP diluted earnings per share		$0.29	$0.41	$0.67	$1.43

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
GAAP operating profit (loss)	$(27.0)	$(9.8)	$(54.5)	$12.1
Cost reduction and other expense	51.8	34.6	99.6	71.7
FAS87 pension expense	23.6	21.2	69.4	63.0
Non-GAAP operating profit	$48.4	$46.0	$114.5	$146.8

Customer revenue	$666.3	$683.3	$1,997.0	$2,099.0
GAAP operating profit (loss) %	(4.1)%	(1.4)%	(2.7)%	0.6%
Non-GAAP operating profit %	7.3%	6.7%	5.7%	7.0%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2017	2016		2017	2016
Cash (used for) provided by operations	$53.9	$46.1	*	$(36.3)	$103.0	*
Additions to marketable software	(17.8)	(16.9)		(46.6)	(47.1)
Additions to properties	(5.9)	(7.3)		(21.8)	(18.3)
Additions to outsourcing assets	(23.2)	(12.6)		(60.1)	(41.4)
Free cash flow	7.0	9.3	*	(164.8)	(3.8)	*
Pension funding	39.6	39.9		110.8	104.0
Cost reduction and other payments	20.2	23.1		49.0	62.3
Adjusted free cash flow	$66.8	$72.3	*	$(5.0)	$162.5	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Net loss attributable to Unisys Corporation common shareholders	$(41.1)	$(28.2)	$(115.8)	$(46.5)
Net income (loss) attributable to noncontrolling interests	(11.8)	3.1	(5.3)	8.2
Interest expense, net of interest income of $2.5, $2.9, $7.2, $8.5, respectively*	13.9	4.8	29.2	11.4
Provision for income taxes	12.5	9.9	21.6	34.2
Depreciation	22.8	23.3	68.9	68.3
Amortization	15.3	15.6	47.1	48.0
EBITDA	$11.6	$28.5	$45.7	$123.6

Pension expense	23.6	21.2	69.4	63.0
Cost reduction and other expense***	45.8	34.6	100.2	71.7
Non-cash share based expense	2.4	2.4	8.6	7.7
Other (income) expense adjustment**	5.2	0.6	14.9	4.8
Adjusted EBITDA	$88.6	$87.3	$238.8	$270.8

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Other (income) expense, net as reported on the Consolidated Statements of Income less Interest income and items included in cost reduction and other expense
*** Reduced for Depreciation and Amortization included above